410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Results for Second Quarter
and First Six-Months of Fiscal 2015

CHICAGO—(March 10, 2015)—Oil-Dri Corporation of America (NYSE: ODC) today announced net sales of $64,643,000 for the second quarter ended January 31, 2015, a 7% decrease compared with net sales of $69,305,000 in the same quarter one year ago. Net income for the second quarter was $2,797,000, or $0.39 per diluted share, down from $4,281,000, or $0.60 per diluted share, in the second quarter of fiscal 2014.

Net sales for the six-month period were $130,687,000, a 2% decrease compared with net sales of $132,851,000 in the same period one year ago. Net income for the six-month period was $4,917,000, or $0.69 per diluted share, down from net income of $7,168,000 or $1.01 per diluted share, in the same period of fiscal 2014.

BUSINESS REVIEW

President and Chief Executive Officer Daniel S. Jaffee said, “Results for the second quarter and first half of fiscal 2015 are down compared to the strong sales and income of the same periods in fiscal 2014 but were better than the results of the fourth quarter of fiscal 2014 and the first quarter of fiscal 2015. New product start-up costs and intense competition in the branded cat litter market impacted the Retail and Wholesale segment results. This was partially offset by a strong year over year performance in industrial absorbent products, which are also included in the Retail and Wholesale segment.

“The trend in the cat litter category toward lightweight scoopable litter continued. All of our major branded competitors have developed lightweight products and supported their launches of these products with increased promotional and marketing activity along with price incentives.

“Lightweight litters have captured approximately 9.5% of the category, and represented approximately 225% of the year over year category growth for the six months ending January 31st, according to an independent market reporting service, as other sub-segments, primarily coarse litter, continued to decline.

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

“In the Business to Business segment, demand for our agricultural and fluid purification products was down in the second quarter and flat or down for the first six months, while net sales of our animal health products increased compared to the same periods a year ago.

“Our manufacturing and supply chain units made good progress incorporating the additional volume from the MFM asset purchase in November of 2013. Overall higher manufacturing and packaging costs per ton were partially offset by lower energy prices. We have yet to see lower packaging costs as a result of the drop in resin prices due to existing contractual obligations, but we expect some relief later in the year.

“Looking towards the second half of the year, we believe that sales of our new Cat’s Pride Fresh & Light Ultimate Care lightweight and lightweight private label litters will gain momentum. These sales combined with projected reductions in energy costs should be positive drivers in the second half of the year.”

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

SEGMENT REVIEW

BUSINESS TO BUSINESS
Second Quarter Results

Business to Business Products	Three Month Period November 1 – January 31		Change
	Fiscal 2015	Fiscal 2014
Net Sales	$23,047,000	$25,264,000	-9%
Segment Income	$7,443,000	$7,993,000	-7%

BUSINESS TO BUSINESS
Six-Month Results

Business to Business Products	Six-Month Period August 1 – January 31		Change
	Fiscal 2015	Fiscal 2014
Net Sales	$46,695,000	$49,179,000	-5%
Segment Income	$14,314,000	$15,644,000	-9%

The reduced sales and income in the Business to Business segment was driven by the same factors in both the second quarter and six-month periods.

There was reduced domestic demand for Pure-Flo bleaching earth product as the soybean crop was of significantly better quality than last year. This cyclical change required lower usage of Pure-Flo to achieve the desired color and clarity in the edible oil produced.

The continued trend toward the growing of crops using genetically modified seeds reduced the demand for Agsorb carriers, particularly for control of corn rootworm. However, the Business to Business segment did see increased demand for Verge engineered granules for agricultural needs.

The animal health business experienced increases in both the second quarter and six-month periods. Amlan Trading (Shenzhen) Company Ltd, our recently formed Chinese subsidiary, continued to build its sales and administrative team to position it for future growth.

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

RETAIL AND WHOLESALE
Second Quarter Results

Retail and Wholesale Products	Three Month Period November 1 – January 31		Change
	Fiscal 2015	Fiscal 2014
Net Sales	$41,596,000	$44,041,000	-6%
Segment Income	$1,262,000	$2,982,000	-58%

RETAIL AND WHOLESALE
Six-Month Results

Retail and Wholesale Products	Six-Month Period August 1 – January 31		Change
	Fiscal 2015	Fiscal 2014
Net Sales	$83,992,000	$83,672,000	0.4%
Segment Income	$2,148,000	$4,257,000	-50%

The results of the Retail and Wholesale segment were also driven by similar factors in both the second quarter and six-month periods.

All of our major competitors have introduced their own lightweight scoopable litters, further validating the strength of the innovation that Oil-Dri was first to market three years ago. In each case, the competitive new products were introduced with robust advertising and marketing programs accompanied by trade and consumer focused price incentives. This resulted in a fight for retail shelf space that we expect to continue through the remainder of the fiscal year.

As the lightweight sub-segment continues to develop, we are seeing increased opportunity to provide high quality, lightweight private label litters for existing and new retail partners.

Some elements of our cost structure experienced favorable trends, namely natural gas cost. However, our manufacturing costs were up due to lower fixed cost absorption and increased labor, benefits and depreciation costs. We expect these increased costs to continue, but they should be better offset by revenues in the second half of the year.

A pleasant development during the quarter and half year periods was the substantial increase in both the net sales and income achieved by our nearly 75 year-old Oil-Dri industrial absorbent products.

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

FINANCIAL REVIEW

Cash, cash equivalents, restricted cash and short-term investments at January 31, 2015, totaled $13,703,000 compared to $19,682,000 a year ago. Significant uses of cash in the six-month period included capital expenditures and regularly scheduled debt and dividend payments.

Capital expenditures for the six-month period totaled $9,920,000 which was $3,984,000 more than depreciation and amortization of $5,936,000. By comparison, capital expenditures totaled $6,782,000 in the first six months of fiscal 2014. Capital expenditures were made for new processing and packaging equipment as well as replacements for existing plant and equipment that has exceeded its useful life. Cash provided by operating activities was $10,607,000 for the period, which was $8,207,000 higher than the $2,400,000 in the first six months of fiscal 2014. The primary reason for the change between years was the decrease in working capital.

On December 9, 2014, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.20 per share of outstanding Common Stock and $0.15 per share of outstanding Class B Stock. The dividends were paid on March 6, 2015 to stockholders of record at the close of business on February 20, 2015. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for the past eleven years. At the end of the second quarter, the annualized dividend yield on the Company’s Common Stock was 2.6%, based on the quarter’s closing stock price of $30.62 per share and the latest quarterly cash dividend of $0.20.

LOOKING FORWARD

Jaffee continued, “The results for the balance of fiscal 2015 will be heavily dependent on the market response to the launch of our Cat’s Pride Fresh & Light Ultimate Care lightweight litter and lightweight private label products.

“On the cost side, we anticipate continued lower processing fuel costs brought on by the drop in natural gas prices. Packaging cost increases should be moderated by lower resin prices.

“In the Business to Business segment, the continued rise in the value of the US Dollar has put additional competitive pressure on export sales of our bleaching earth and animal health products.

“All-in-all, we are cautiously optimistic that the second half of fiscal 2015 will build on the steady improvement of the past three quarters and deliver increases in net sales and earnings compared to the same periods last year.”

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

###

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and is the world’s largest manufacturer of cat litter.

The Company will offer a live webcast of the second quarter earnings teleconference on Wednesday, March 11, 2015 from 10:00 am to 10:30 am, Central Time. To listen via the web, visit www.streetevents.com or www.oildri.com. An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website.

“Cat’s Pride”, “Fresh & Light”, “Pure-Flo”, “Agsorb”, “Verge”, “Oil-Dri” are registered trademarks of Oil-Dri Corporation of America. “Fresh & Light Ultimate Care” is a trademark of Oil-Dri Corporation of America.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)
	Second Quarter Ended January 31,
	2015	% of Sales	2014	% of Sales
Net Sales	$64,643	100.0%	$69,305	100.0%
Cost of Sales	(4,910)	76.4%	(52,412)	75.6%
Gross Profit	15,223	23.6%	16,893	24.4%
Operating Expenses	(10,952)	17.0%	(11,159)	16.1%
Operating Income	4,281	6.6%	5,734	8.3%
Interest Expense	(307)	0.5%	(385)	0.6%
Other Income	(88)	-0.1%	181	0.3%
Income Before Income Taxes	3,886	6.0%	5,530	8.0%
Income Taxes	(1,089)	1.7%	(1,249)	1.8%
Net Income	$2,797	4.3%	$4,281	6.2%
Net Income Per Share:
Basic Common	$0.43		$0.65
Basic Class B Common	$0.32		$0.49
Diluted	$0.39		$0.60
Average Shares Outstanding:
Basic Common	4,953		4,979
Basic Class B Common	2,022		2,005
Diluted	7,030		7,007
	Six Months Ended January 31,
	2015	% of Sales	2014	% of Sales
Net Sales	$130,687	100.0%	$132,851	100.0%
Cost of Sales	(101,685)	77.8%	(99,458)	74.9%
Gross Profit	29,002	22.2%	33,393	25.1%
Operating Expenses	(21,561)	16.5%	(23,317)	17.5%
Operating Income	7,441	5.7%	10,076	7.6%
Interest Expense	(689)	0.5%	(809)	0.6%
Other Income	(1)	0.0%	156	0.1%
Income Before Income Taxes	6,751	5.2%	9,423	7.1%
Income Taxes	(1,834)	1.4%	(2,255)	1.7%
Net Income	$4,917	3.8%	$7,168	5.4%
Net Income Per Share:
Basic Common	$0.75		$1.09
Basic Class B Common	$0.56		$0.82
Diluted	$0.69		$1.01
Average Shares Outstanding:
Basic Common	4,951		4,967
Basic Class B Common	2,016		1,999
Diluted	7,023		6,991

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)

		As of January 31,
		2015	2014
Current Assets
Cash and Cash Equivalents		$12,763	$12,082
Restricted Cash		--	500
Short-term Investments		940	7,100
Accounts Receivable, Net		32,255	37,022
Inventories		23,661	22,734
Prepaid Expenses		7,409	9,915
Total Current Assets		77,028	89,353
Property, Plant and Equipment, Net		79,702	68,959
Other Assets		27,584	25,548
Total Assets		$184,314	$183,860

Current Liabilities
Current Maturities of Notes Payable		$3,483	$3,500
Accounts Payable		6,191	7,699
Dividends Payable		1,313	1,242
Accrued Expenses		16,733	16,686
Total Current Liabilities		27,720	29,127
Noncurrent Liabilities
Notes Payable		15,417	18,900
Other Noncurrent Liabilities		34,250	27,775
Total Noncurrent Liabilities		49,667	46,675
Stockholders' Equity		106,927	108,058
Total Liabilities and Stockholders' Equity		$184,314	$183,860

Book Value Per Share Outstanding		$15.33	$15.47

Acquisitions of
Property, Plant and Equipment	Second Quarter	$4,203	$3,400
	Year To Date	$9,920	$6,782
Depreciation and Amortization Charges	Second Quarter	$3,016	$2,629
	Year To Date	$5,936	$4,860

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Six Months Ended
	January 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$4,917	$7,168
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	5,936	4,860
Increase in Accounts Receivable	(1,431)	(5,919)
Decrease (Increase) in Inventories	822	(1,347)
(Decrease) Increase in Accounts Payable	(1,232)	381
Decrease in Accrued Expenses	(867)	(3,558)
Increase in Pension and Postretirement Benefits	519	528
Other	1,943	287
Total Adjustments	5,690	(4,768)
Net Cash Provided by Operating Activities	10,607	2,400

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(9,920)	(6,782)
Acquisition of Business	--	(12,505)
Restricted Cash	129	(500)
Net Dispositions of Investment Securities	1,701	11,361
Other	123	16
Net Cash Used in Investing Activities	(7,967)	(8,410)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,500)	(3,500)
Dividends Paid	(2,623)	(2,478)
Other	31	59
Net Cash Used in Financing Activities	(6,092)	(5,919)

Effect of exchange rate changes on cash and cash equivalents	(15)	(24)

Net Decrease in Cash and Cash Equivalents	(3,467)	(11,953)
Cash and Cash Equivalents, Beginning of Period	16,230	24,035
Cash and Cash Equivalents, End of Period	$12,763	$12,082

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515